UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

EAST KANSAS AGRI-ENERGY, L.L.C.

(Exact name of small business issuer as specified in its charter)

Kansas	0001170106	48-1251578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 S. Main Street, Garnett, Kansas 66032

(Address of principal executive offices)

(785) 448-2888

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Raw Grains Agreement

On November 12, 2004, East Kansas Agri-Energy, LLC (“we”) entered into a Raw Grains Agreement with United Bio Energy Ingredients, LLC (“UBEI”) under which we agreed to purchase all raw grains necessary for our ethanol production from UBEI for a period of at least five years.  On September 28, 2007, we provided 90 days written notice to UBEI of our intent to terminate the Raw Grains Agreement pursuant to Section 10.B of the Agreement.  Section 10.B provides that either party may terminate the Agreement without cause by providing 90 days prior written notice to the other party.  Pursuant to Section 10.B, because we are terminating the Agreement without cause during the initial five year period, we must pay to UBEI, within 30 days of the termination, an amount equal to the product of three multiplied by the average monthly fee paid to UBEI for the six months prior to the termination date.  Termination of the Raw Grains Agreement will be effective on December 31, 2007.

Distiller’s Grains Marketing Agreement

On November 12, 2004, we entered into a Distiller’s Grains Marketing Agreement with UBEI under which UBEI agreed to purchase all our distiller’s grains produced at the plant for a term of five years at a price equal to a specified percentage of the price UBEI charges its buyers of distiller’s grains.  On September 28, 2007, we provided 90 days written notice to UBEI of our intent to terminate the Distiller’s Grains Marketing Agreement pursuant to Section 10.B of the Agreement.  Section 10.B of the Agreement provides that either party may terminate the Agreement without cause by providing 90 days prior written notice to the other party.  Pursuant to Section 10.B, because we are terminating the Agreement without cause during the initial five year period, we must pay to UBEI, within 30 days of the termination, an amount equal to the product of three multiplied by the average monthly fee paid to UBEI, for the six months prior to the termination date.  Termination of the Distiller’s Grains Marketing Agreement will be effective on December 31, 2007.

Trading Agreement

On November 12, 2004, we entered into a Trading Agreement with United Bio Energy Trading, LLC (“UBET”) under which UBET provided commodity trading and hedging consulting services, including market analysis, risk management, and transaction execution, for us in exchange for a monthly fee.  On September 28, 2007, we provided 90 days written notice to UBET of our intent to terminate the Trading Agreement pursuant to Section 4 of the Agreement.  Section 4 of the Agreement provides that either party may terminate the Agreement with or without cause by providing 90 days prior written notice to the other party.  Termination of the Trading Agreement will be effective December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST KANSAS AGRI-ENERGY, LLC

Date:	October 3, 2007	/s/ Thomas Leitnaker
Thomas Leitnaker, Controller (Principal Financial Officer)